 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2022

StHealth Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of other jurisdiction of incorporation or organization)	814-01137 (Commission File Number)	47-1709055 (I.R.S. Employer Identification No.)
5050 Quorum Drive, Suite 700 #9629 Dallas, TX 75254 (Address of principal executive offices)
212-671-0078 (Registrant’s telephone number, including area code) 680 Fifth Ave., 21st Floor, New York, NY 10019 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	Not registered on any exchange at this time
Preferred stock, par value $0.001 per share	N/A	Not registered on any exchange at this time

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Chief Executive Officer, Chief Financial Officer and Treasurer

On July 22, 2022, Adrain Lambert Bryant, Chief Legal Officer and Corporate Secretary of the Registrant, submitted notification of his resignation to the Registrant's board of directors, pursuant to which he resigned his executive position as Chief Legal Officer and Corporate Secretary of the Registrant, effective as of the close of business on July 22, 2022.  The resignation was accepted by the Registrant's board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2022

StHealth Capital Investment Corporation

/s/ Jeff Davi
Jeff Davi
Chairman of the Board